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                                                                   Exhibit 4(uu)

                       SALOMON SMITH BARNEY HOLDINGS INC.
                            SSBHI MERGER COMPANY INC.



                                       and



                             BANKERS TRUST COMPANY,
                                     Trustee




                          FIFTH SUPPLEMENTAL INDENTURE
                           Dated as of July 1, 1999



               Supplemental Indenture to the Indenture dated as of
              December 1, 1988 providing for the issuance of series
                        of subordinated debt securities.
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         FIFTH SUPPLEMENTAL INDENTURE, dated as of July 1, 1999 (the "Fifth
Supplemental Indenture"), among SALOMON SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware ("SSBH"), SSBHI MERGER COMPANY INC., a corporation duly organized and existing under the laws of the State of New York (the "Merger Company"), and BANKERS TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee"), under the Indenture dated as of December 1, 1988 (the "Original Indenture") as supplemented by the First Supplemental Indenture, dated September 7, 1990, the Second Supplemental Indenture, dated December 14, 1993, the Third Supplemental Indenture, dated July 3, 1996, and the Fourth Supplemental Indenture, dated November 28, 1997 (collectively, the "Supplemental Indentures"). The Supplemental Indentures together with the Original Indenture is herein referred to as the "Indenture."

                                  WITNESSETH:

         WHEREAS, SSBH executed and delivered to the Trustee the Indenture to provide for the issuance from time to time of series of subordinated debt securities (the "Securities");

         WHEREAS, SSBH heretofore executed and delivered to the Trustee the Supplemental Indentures;

         WHEREAS, SSBH has issued Securities pursuant to the Indenture, as supplemented, from time to time;

         WHEREAS, Section 1001 of the Indenture provides that in the case of a merger of SSBH into another corporation, such corporation shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in a form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including additional interest, if


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any, payable pursuant to Section 1202 of the Indenture) on all Securities and
the performance of every covenant of the Indenture to be performed or observed by SSBH;

         WHEREAS, SSBH will merge into Merger Company (the "Merger"), effective as of the effective time of the Merger (the "Effective Time"), pursuant to an Agreement and Plan of Merger dated as of July 1, 1999 between Merger Company and SSBH (the "Merger Agreement");

         WHEREAS, pursuant to the Agreement and Plan of Merger, as of the Effective Time, Merger Company will change its name to Salomon Smith Barney Holdings Inc.;

         WHEREAS, as of the Effective Time of the Merger, Merger Company, as successor by merger to SSBH, will succeed, insofar as permitted by law, to all rights, liabilities and obligations of SSBH under the provisions of the Merger Agreement;

         WHEREAS, SSBH and Merger Company desire to enter into this Fourth Supplemental Indenture;

         WHEREAS, immediately after the Merger, no Event of Default (as defined in the Indenture) and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened or be continuing;


         NOW, THEREFORE, Merger Company covenants and agrees with the Trustee for the equal and proportionate benefit of all the present and future holders of the Securities as follows:

                                    ARTICLE I

                           ASSUMPTION AND SUBSTITUTION

         Section 1.01. As of the Effective Time, Merger Company hereby expressly agrees to assume the due and punctual payment of the principal of (and premium, if any) and interest (including additional interest, if any, payable pursuant to
Section 1202 of the Indenture) on all

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Securities and the performance of every covenant of the Indenture to be performed or observed by SSBH.

         Section 1.02. As of the Effective Time, and by virtue of such assumption and of the Merger Agreement, Merger Company hereby will succeed and be substituted for SSBH under the Indenture with the same effect as if Merger Company had been named as "the Company" in the Indenture, and thereafter from time to time may exercise every right and power of "the Company" under the Indenture, in the name of SSBH or its own name; and any act or proceeding by provision of the Indenture required or permitted to be done by the Board of Directors or any officer of SSBH may be done with like force and effect by the like Board of Directors or officer of Merger Company.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01 The Trustee accepts the trusts created by this Fifth Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Fifth Supplemental Indenture or the due execution hereof by SSBH or Merger Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by SSBH or Merger Company, as the case may be.

         Section 2.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

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         Section 2.03 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

         The Trustee hereby accepts the trusts in this Fifth Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.



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         IN WITNESS WHEREOF, each of SALOMON SMITH BARNEY HOLDINGS INC., SSBHI
MERGER COMPANY INC., and BANKERS TRUST COMPANY, as Trustee, has caused this Fifth Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly organized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of July 1, 1999.

                                   SALOMON SMITH BARNEY HOLDINGS INC.


                                   By:      /s/ Mark Kleinman
                                            ---------------------------------
                                            Name:    Mark Kleinman
                                            Title:   Executive Vice President
                                                     and Treasurer


Attest:

By: /s/ Shelley J. Dropkin
    ----------------------
       (Corporate Seal)
         Name: Shelley J. Dropkin
         Title: Assistant Secretary

                                   SSBHI MERGER COMPANY INC.


                                   By:      /s/ Mark Kleinman
                                            ---------------------------------
                                            Name:    Mark Kleinman
                                            Title:   Executive Vice President
                                                     and Treasurer


Attest:

By: /s/ Shelley J. Dropkin
    ----------------------
      (Corporate Seal)
         Name: Shelley J. Dropkin
         Title: Assistant Secretary

                                   BANKERS TRUST COMPANY


                                   By: /s/ Susan Johnson
                                       ------------------------------------
                                            Name: Susan Johnson
                                            Title: Assistant Vice President

Attest:

By: /s/ Marc Parilla
   -------------------------------------
         (Corporate Seal)
         Name: Marc Parilla
         Title: Assistant Vice President



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